Exhibit 4.4

EXECUTION COPY

PARENT GUARANTEE AGREEMENT

by

3M COMPANY

in favor of

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee for the Holders of the

$1,000,000,000 of 5.450% Senior Notes due 2027

$1,500,000,000 of 5.400% Senior Notes due 2029

$1,000,000,000 of 5.450% Senior Notes due 2031

$1,650,000,000 of 5.600% Senior Notes due 2034

$1,250,000,000 of 5.900% Senior Notes due 2054

$500,000,000 of 6.000% Senior Notes due 2064

of

SOLVENTUM CORPORATION

February 27, 2024

PARENT GUARANTEE AGREEMENT, dated as of February 27, 2024 (as amended from time to time, this “Guarantee”), made by 3M Company, a Delaware corporation and the parent of the Company (as defined below) (the “Guarantor”), in favor of (a) the Holders (as defined in the Indenture (as defined below) on the date hereof) of the 5.450% Senior Notes due 2027 (the “2027 Notes)”, 5.400% Senior Notes due 2029 (the “2029 Notes)”, the 5.450% Senior Notes due 2031 (the “2031 Notes”), the 5.600% Senior Notes due 2034 (the “2034 Notes”), the 5.900% Senior Notes due 2054 (the “2054 Notes”), the 6.000% Notes due 2064 (the “2064 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, the “Securities”) of Solventum Corporation, a Delaware corporation (the “Company”) and (b) U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) under the Indenture with respect to the Securities.

WITNESSETH:

Section 1.            Guarantee.

(a)          The Guarantor hereby fully and unconditionally guarantees on an unsecured, unsubordinated basis, to the Holders from time to time of the Securities and to the Trustee, (i) the full and punctual payment when due, whether at stated maturity, by acceleration, redemption or otherwise, of the principal of, premium, if any, on and interest on (including any Additional Interest and interest on any overdue principal and interest) the Securities, according to the terms of the Securities and as set forth in the Indenture, dated as of the date hereof, between the Company and the Trustee (as amended, modified or otherwise supplemented from time to time with applicability to the Securities, including by the First Supplemental Indenture, dated as of the date hereof, between the Company and the Trustee , the “Indenture”) and (ii) the other obligations of the Company pursuant to the Indenture and each of the Securities.  The obligations set forth in clauses (i) and (ii) above are referred to herein as the “Guaranteed Obligations”.

(b)          The Guarantor further agrees that this Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection).

(c)          The Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed in accordance with the terms of the Indenture, in whole or in part, without notice or further assent from it, and that it will remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation in accordance with the terms of the Indenture.

(d)          The Guarantor waives, to the fullest extent permitted by applicable law, presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations (except as and to the extent required by the Indenture) and also waives notice of protest for nonpayment.  The Guarantor waives notice of any default under the Securities, the Indenture or the Guaranteed Obligations.

(e)          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holder an amount equal to the sum of (i) the unpaid amount of the Guaranteed Obligations then due and owing and (ii) (without duplication of the amounts in the preceding clause (i)) accrued and unpaid interest on the Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or the Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(f)          The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (ii) in the event of any such declaration of acceleration of the Guaranteed Obligations, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

(g)          The Guarantor hereby waives any right of set off which the Guarantor may have against any Holder in respect of any amounts which are or may become payable by such Holder to the Company.

(h)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid prior to the release of this Guarantee in accordance with Section 3 hereof either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated solely with respect to any such amount paid prior to the release of this Guarantee in accordance with Section 3 hereof.

(i)          The Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Guarantee.

Section 2.            Guarantee Absolute.

(a)          The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Indenture and the Securities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Securities with respect thereto.  The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Indenture, the Securities or any other agreement or instrument relating thereto; or (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Indenture or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (other than a defense of payment in full and other than as set forth in Section 3 hereof).

(b)          The obligation of the Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

(c)          Without limiting the generality of the foregoing, the Guaranteed Obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (as defined in the Indenture) under the Indenture, the Securities or any other agreement or otherwise relating thereto; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement relating thereto; (iv) the release of any security held by any Holder for the Guaranteed Obligations; (v) the failure of any Holder to exercise any right or remedy against any other guarantor; (vi) any change in the ownership of the Company (except as provided in Section 3(b) hereof); (vii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

Section 3.            Termination of Guarantee; Limitation.

(a)          This Guarantee shall remain in full force and effect until the earlier to occur of (i) the payment in full of all the Guaranteed Obligations or (ii) the Guarantor being released from its Guarantee in compliance with Section 3(b) hereof.

(b)          Unless earlier terminated and released pursuant to Section 3(a) hereof, this Guarantee shall automatically, irrevocably and unconditionally terminate and be discharged and of no further force or effect, and the Guarantor shall automatically, irrevocably and unconditionally be released from all of its obligations under this Guarantee, without any action from the Trustee, any Holder or any other Person (as defined in the Indenture), (i) upon the earliest to occur of (A) the consummation of the Spinoff (as defined in the Indenture) and (B) the consummation of a legal defeasance or covenant defeasance relating to the Securities pursuant to Article Fourteen of the Indenture or the satisfaction and discharge pursuant to Article Four of the Indenture or (ii) otherwise in accordance with the provisions of the Indenture.  The Trustee and each Holder shall be deemed to consent to such termination and release, without any action on the part of the Trustee, any Holder or any other Person (as defined in the Indenture).

(c)          Any term or provision of this Guarantee to the contrary notwithstanding, the obligations of the Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, not render the Guarantor’s obligations under this Guarantee subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law or provincial law to comply with corporate benefit, financial assistance and other laws.

Section 4.            Waiver; Subrogation.

(a)          The Guarantor hereby waives, to the fullest extent permitted by applicable law, (i) notice of acceptance of this Guarantee, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding filed first against the Company, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Indenture and the Securities, or pursuant to Section 3 hereof and (ii) all defenses or benefits that may be afforded by applicable law limiting the liability of or exonerating it as a surety.

(b)          The Guarantor shall be subrogated to all rights of the Trustee or the Holders against the Company in respect of any amounts paid to the Trustee or such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Guaranteed Obligations shall have been paid in full.

Section 5.            No Waiver; Remedies.  No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 6.            Transfer of Interest.  This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder, the Trustee, and by their respective successors, transferees and assigns pursuant to the terms hereof.  This Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any other Person (as defined in the Indenture).

Section 7.            Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

Section 8.            Amendment.

(a)          The Guarantor and the Trustee may amend this Guarantee at any time (i) to conform the text of this Guarantee to any provision of the “Description of the Notes” section of the Offering Memorandum (as defined in the Indenture on the date hereof) to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Guarantee or (ii) for any other purpose, in each case, without the consent of any Holder; provided, however, that if such amendment pursuant to clause (a)(ii) of this Section 8 hereof adversely affects the rights of the Holders in any material respect, the prior written consent of each Holder affected thereby shall be required.

(b)          No amendment in respect of this Guarantee will be effective unless in writing and executed by each of the parties hereto.

(c)          Prior to executing any amendment to this Guarantee, the Trustee shall receive an Opinion of Counsel and Officer’s Certificate (each as defined in the Indenture on the date hereof), which Officer's Certificate shall in addition to the requirements of Section 102 of the Indenture contain a statement as to whether or not the Holders would be adversely affected in any material respect by any amendment to the Guarantee pursuant to clause (a)(ii) of this Section 8. Such determination shall be conclusive upon the Holders and the Trustee shall be fully protected in relying on said Opinion of Counsel and Officer’s Certificate. The Trustee shall not be obligated to enter into any amendment which adversely affects in any respect the Trustee’s own rights, duties or immunities under the Guarantee in a manner which is not acceptable to the Trustee.

Section 9.            Governing Law; Waiver of Jury Trial.  THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND EACH OF THE PARTIES HERETO (AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE SECURITIES)) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO (AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE SECURITIES)) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.          No Recourse Against Others.  A director, officer, employee, stockholder, partner or other owner of the Guarantor, as such, shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 11.          Reports by Guarantor.  If and for so long as the Guarantor is not subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Guarantor shall furnish to all Holders, for so long as the Securities constitute “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and prospective purchasers of such Securities designated by the Holders thereof, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

Section 12.          Separability.  In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

Section 13.          Headings.  The section headings of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.          Notices, Etc., to the Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with, the Guarantor by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to the address last furnished in writing to the Trustee by the Guarantor, or, if no such address has been furnished, to:

3M Company
3M Office of General Counsel
3M Center, Building 220-9E-02
St. Paul, MN 55144
Email: Dealnotices@mmm.com
Attention: Corporate Secretary

With a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street | New York, NY 10019
Attention: Michael S. Benn
Email: MSBenn@wlrk.com

Section 15.          Rights of the Trustee .  The Trustee shall have no duties under this Guarantee other than those expressly set forth herein, and in entering into or in taking (or forbearing from) any action under or pursuant to the Guarantee, the Trustee shall have and be protected by all of the rights, powers, immunities, indemnities and other protections granted to it under the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

3M COMPANY

By:	/s/ Monish Patolawala
Name:	Monish Patolawala
Title:	President and Chief Financial
Officer

By:	/s/ Israel Owodunni
Name:	Israel Owodunni
Title:	Senior Vice President and
Treasurer

[Signature Page to Guarantee]

Agreed and Accepted:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee under the Indenture

By:	/s/ Benjamin J. Krueger
Name:	Benjamin J. Krueger
Title:	Vice President

[Signature Page to Guarantee]